Exhibit 99.1

Selective Reports Third Quarter 2025 Results

Net Income per Diluted Common Share of $1.85 and Non-GAAP Operating Income1 per
Diluted Common Share of $1.75;
Return on Common Equity ("ROE") of 14.0% and Non-GAAP Operating ROE1 of 13.2%

Quarterly Dividend Increased 13% to $0.43 per Common Share; New $200 Million Share Repurchase Program Authorized to Replace Prior Program

In the third quarter of 2025:

•Net premiums written ("NPW") increased 4% from the third quarter of 2024;
•The GAAP combined ratio was 98.6%, compared to 99.5% in the third quarter of 2024;
•Commercial Lines renewal pure price increases averaged 8.9%, compared to 9.1% in the third quarter of 2024;
•After-tax net investment income was $110 million, up 18% from the third quarter of 2024;
•Book value per common share was $54.46, up 5% from last quarter; and
•Adjusted book value per common share¹ was $55.83, up 2% from last quarter.

Branchville, NJ - October 22, 2025 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the third quarter ended September 30, 2025, with net income per diluted common share of $1.85 and non-GAAP operating income1 per diluted common share of $1.75. ROE was 14.0% and non-GAAP operating ROE1 was 13.2%.

For the quarter, Selective's combined ratio was 98.6%. Catastrophe losses were 2.1 points, and net unfavorable prior year casualty reserve development was 3.3 points, driven by $40 million of reserve strengthening, mainly in standard commercial lines. NPW grew 4% from a year ago driven by renewal pure price increases of 9.6%. Net investment income increased 18% from a year ago, to $110 million after-tax, and generated 13.6 points of annualized ROE in the quarter.

Today, the company announces that its Board of Directors authorized a new share repurchase program under which it may repurchase up to $200 million of its outstanding shares. The program is effective October 27, 2025 and has no expiration date. The company’s existing share repurchase program, which had $19.9 million of shares remaining as of September 30, 2025, will remain effective through October 24, 2025.

“Our full-year combined ratio outlook remains at 97 to 98%. With a 98.3% combined ratio through the first nine months of the year and strong net investment income, we delivered year-to-date operating ROE of 12.6%,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“We believe our focus on improving underwriting margins and investing in areas that support long-term, profitable growth positions us for stronger, more sustainable performance. This quarter, we expanded our Standard Commercial Lines footprint into Kansas, and we plan to enter Montana and Wyoming in 2026. We’ve strategically added 14 states over the last 8 years, significantly growing our market and advancing our stated goal of operating our Standard Commercial Lines business with a near-national footprint.”

“We remain committed to our long-term capital management strategy – prioritizing investments in insurance operations that drive profitable growth, targeting 20% to 25% of our earnings returned through dividends over time, and opportunistically repurchasing shares. This quarter, we are pleased to announce a 13% increase in our quarterly dividend – our twelfth consecutive annual increase – and a new $200 million share repurchase program authorization, replacing the prior program. We repurchased $36 million of common stock in the quarter under our prior authorization. Together, these actions underscore our unwavering commitment to delivering long-term value to shareholders,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2025		2024			2025		2024
Net premiums written	$1,207.9		1,157.6	4%		$3,737.0		3,540.4	6%
Net premiums earned	1,204.7		1,112.2	8		3,551.5		3,243.4	9
Net investment income earned	138.7		117.8	18		387.3		334.3	16
Net realized and unrealized gains (losses), pre-tax	8.1		5.4	50		12.5		5.1	147
Total revenues	1,360.1		1,244.3	9		3,972.0		3,605.3	10
Net underwriting income (loss), after-tax	13.2		4.1	218		47.3		(118.0)	(140)
Net investment income, after-tax	110.0		93.4	18		307.0		265.3	16
Net income (loss) available to common stockholders	113.0		90.0	26		304.3		104.6	191
Non-GAAP operating income (loss)[1]	106.7		85.7	24		294.4		100.6	193
Combined ratio	98.6%		99.5	(0.9)	pts	98.3%		104.6	(6.3)	pts
Loss and loss expense ratio	67.9		68.8	(0.9)		67.2		73.8	(6.6)
Underwriting expense ratio	30.6		30.6	—		31.0		30.6	0.4
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.2	(0.1)
Net catastrophe losses	2.1	pts	13.4	(11.3)		4.2	pts	9.1	(4.9)
Non-catastrophe property losses and loss expenses	14.1		13.2	0.9		14.7		15.5	(0.8)
(Favorable) unfavorable prior year reserve development on casualty lines	3.3		—	3.3		2.5		6.5	(4.0)
Current year casualty loss costs	48.4		42.2	6.2		45.8		42.7	3.1
Net income (loss) available to common stockholders per diluted common share	$1.85		1.47	26%		$4.97		1.71	191%
Non-GAAP operating income (loss) per diluted common share[1]	1.75		1.40	25		4.81		1.64	193
Weighted average diluted common shares	61.0		61.3	—		61.2		61.3	—
Book value per common share	$54.46		48.82	12		$54.46		48.82	12
Adjusted book value per common share[1]	55.83		50.80	10		55.83		50.80	10

Overall Insurance Operations

For the third quarter, overall NPW increased 4%, as we focused on rate and non-rate actions to improve underwriting profitability. Average renewal pure price increased 9.6%, down 0.9 points from a year ago. Our 98.6% combined ratio was 0.9 points better than a year ago, driven by lower catastrophe losses. This was partially offset by 3.3 points, or $40 million, of unfavorable prior year casualty reserve development and higher current year casualty loss costs.

Overall, insurance segment performance generated 1.6 points of ROE in the third quarter of 2025.

Standard Commercial Lines Segment

For the third quarter, Standard Commercial Lines premiums (representing 78% of total NPW) grew 4% from a year ago. The premium growth reflected average renewal pure price increases of 8.9% and retention of 82%. The third quarter combined ratio was 101.1%, up 1.9 points from a year ago. Unfavorable prior year casualty reserve development and higher current year casualty loss costs in Commercial Auto drove the change. This was partially offset by lower net catastrophe losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Commercial Lines Segment	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$940.8		903.9	4%		$2,962.0		2,798.7	6%
Net premiums earned	947.3		875.4	8		2,797.1		2,563.0	9
Combined ratio	101.1%		99.2	1.9	pts	100.1%		105.6	(5.5)	pts
Loss and loss expense ratio	69.5		67.6	1.9		68.1		74.0	(5.9)
Underwriting expense ratio	31.5		31.4	0.1		31.9		31.4	0.5
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.1		0.2	(0.1)
Net catastrophe losses	1.6	pts	11.5	(9.9)		3.1	pts	7.4	(4.3)
Non-catastrophe property losses and loss expenses	12.5		11.0	1.5		13.6		13.1	0.5
(Favorable) unfavorable prior year reserve development on casualty lines	3.7		—	3.7		2.9		8.2	(5.3)
Current year casualty loss costs	51.7		45.1	6.6		48.5		45.3	3.2

Standard Personal Lines Segment

For the third quarter, our deliberate profit improvement actions caused Standard Personal Lines premiums (representing 9% of total NPW) to decline 6% from a year ago and new business to fall 20%. We continue to focus on growth in states where we have filed and obtained adequate rate approvals. Renewal pure price was 16.9% and retention was 79%. The third quarter 2025 combined ratio improved 12.0 points from a year ago to 110.1%, due to lower catastrophe losses. This was partially offset by higher current year casualty loss costs and unfavorable prior year casualty reserve development in Personal Auto.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$104.2		111.0	(6)%		$302.2		327.1	(8)%
Net premiums earned	101.5		107.5	(6)		307.6		317.8	(3)
Combined ratio	110.1%		122.1	(12.0)	pts	99.9%		115.2	(15.3)	pts
Loss and loss expense ratio	88.0		98.7	(10.7)		76.7		91.8	(15.1)
Underwriting expense ratio	22.1		23.4	(1.3)		23.2		23.4	(0.2)
Net catastrophe losses	12.0	pts	38.8	(26.8)		11.0	pts	24.8	(13.8)
Non-catastrophe property losses and loss expenses	39.3		35.3	4.0		34.0		39.4	(5.4)
Unfavorable prior year reserve development on casualty lines	4.9		—	4.9		3.3		—	3.3
Current year casualty loss costs	31.8		24.6	7.2		28.4		27.6	0.8

Excess and Surplus Lines Segment

For the third quarter, Excess and Surplus Lines premiums (representing 13% of total NPW) increased 14% from the prior-year period, driven by average renewal pure price increases of 8.3%. The third quarter 2025 combined ratio was 76.2%, 7.0 points better than a year ago driven by lower catastrophe losses and non-catastrophe property losses. This was partially offset by higher current year casualty loss costs.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$162.9		142.7	14%		$472.8		414.5	14%
Net premiums earned	155.9		129.3	21		446.8		362.6	23
Combined ratio	76.2%		83.2	(7.0)	pts	85.9%		88.4	(2.5)	pts
Loss and loss expense ratio	46.1		52.5	(6.4)		55.3		57.5	(2.2)
Underwriting expense ratio	30.1		30.7	(0.6)		30.6		30.9	(0.3)
Net catastrophe losses	(1.5)	pts	5.2	(6.7)		6.5	pts	7.1	(0.6)
Non-catastrophe property losses and loss expenses	7.0		10.0	(3.0)		8.4		11.8	(3.4)
(Favorable) prior year reserve development on casualty lines	—		—	—		—		—	—
Current year casualty loss costs	40.6		37.3	3.3		40.4		38.6	1.8

Investments Segment

For the third quarter, after-tax net investment income of $110 million was up 18% from a year ago. The after-tax income yield averaged 4.1% for both the fixed income securities portfolio and the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.36 as of September 30, 2025, net investment income generated 13.6 points of annualized ROE.

Investments Segment	Quarter Ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2025	2024			2025	2024
Net investment income earned, after-tax	$110.0	93.4	18%		$307.0	265.3	16%
Net investment income per common share	1.80	1.52	18		5.02	4.33	16
Effective tax rate	20.7%	20.7	—	pts	20.7%	20.6	0.1	pts
Average yields:
Portfolio:
Pre-tax	5.1	5.0	0.1		5.0	4.9	0.1
After-tax	4.1	4.0	0.1		4.0	3.9	0.1
Fixed income securities:
Pre-tax	5.2%	5.0	0.2	pts	5.2%	4.9	0.3	pts
After-tax	4.1	4.0	0.1		4.1	3.9	0.2
Annualized ROE contribution	13.6	13.1	0.5		13.2	12.6	0.6

Balance Sheet

$ in millions, except per share data	September 30, 2025	December 31, 2024	Change
Total assets	$14,980.4	13,514.2	11%
Total investments	11,051.5	9,651.3	15
Long-term debt	902.3	507.9	78
Stockholders’ equity	3,490.0	3,120.1	12
Common stockholders' equity	3,290.0	2,920.1	13
Invested assets per dollar of common stockholders’ equity	3.36	3.31	2
Net premiums written to policyholders' surplus	1.42	1.60	(11)
Book value per common share	54.46	47.99	13
Adjusted book value per common share[1]	55.83	52.10	7
Debt to total capitalization	20.5%	14.0%	6.5	pts

Book value per common share increased by $6.47, or 13%, during the first nine months of 2025. The increase was primarily attributable to $4.97 of net income per diluted common share and a $2.77 decrease in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $1.14 in common stockholder dividends. The decrease in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by lower interest rates. In the third quarter of 2025, the Company repurchased 464,701 shares of common stock at an average price of $77.95 for $36.2 million.

Selective's Board of Directors also declared:

•    A quarterly cash dividend on common stock of $0.43 per common share that is payable December 1, 2025, to holders of record on November 14, 2025; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on December 15, 2025, to holders of record as of December 1, 2025.

Guidance
For 2025, our full-year expectations are updated as follows:

•A GAAP combined ratio of 97% to 98%, including net catastrophe losses of 4 points and the impact of prior year casualty reserve development reported through the third quarter. Our combined ratio estimate assumes no additional prior year casualty reserve development and no further change in loss cost estimates. We do not make assumptions about future reserve development, as we book our best estimate each quarter;
•After-tax net investment income of $420 million, up from prior guidance of $415 million;
•An overall effective tax rate of 21.5%; and
•Weighted average shares of 61.1 million on a fully diluted basis, reflecting the shares repurchased in the first nine months of 2025 and assuming no additional repurchases under our share repurchase authorization.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Thursday, October 23, 2025, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 21, 2025.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for six consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter Ended September 30,		Year-to-Date September 30,
	2025	2024	2025	2024
Net income (loss) available to common stockholders	$113.0	90.0	304.3	104.6
Net realized and unrealized investment (gains) losses included in net income, before tax	(8.1)	(5.4)	(12.5)	(5.1)
Tax on reconciling items	1.7	1.1	2.6	1.1
Non-GAAP operating income (loss)	$106.7	85.7	294.4	100.6

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter Ended September 30,		Year-to-Date September 30,
	2025	2024	2025	2024
Net income (loss) available to common stockholders per diluted common share	$1.85	1.47	4.97	1.71
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.13)	(0.09)	(0.20)	(0.08)
Tax on reconciling items	0.03	0.02	0.04	0.01
Non-GAAP operating income (loss) per diluted common share	$1.75	1.40	4.81	1.64

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter Ended September 30,		Year-to-Date September 30,
	2025	2024	2025	2024
Return on Common Equity	14.0%	12.6	13.0	5.0
Net realized and unrealized investment (gains) losses included in net income, before tax	(1.0)	(0.8)	(0.5)	(0.2)
Tax on reconciling items	0.2	0.3	0.1	—
Non-GAAP Operating Return on Common Equity	13.2%	12.1	12.6	4.8

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter Ended September 30,		Year-to-Date September 30,
	2025	2024	2025	2024
Book value per common share	$54.46	48.82	54.46	48.82
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	1.73	2.50	1.73	2.50
Tax on reconciling items	(0.36)	(0.52)	(0.36)	(0.52)
Adjusted book value per common share	$55.83	50.80	55.83	50.80

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation and the impact of a continued shutdown of the U.S. government;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, all of which can influence insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com